EXHIBIT 99.1

FOR IMMEDIATE RELEASE


December 7, 2005


Contact:   Laura Ulbrandt
           (212) 460-1900



              LEUCADIA NATIONAL CORPORATION ANNOUNCES CASH DIVIDEND
              -----------------------------------------------------


New York, New York ... Leucadia National Corporation (NYSE:LUK) announced today that its Board of Directors has declared a cash dividend equal to $.25 per Leucadia common share payable on December 30, 2005 to record holders of Leucadia common shares on December 21, 2005.

Leucadia National Corporation is a holding company engaged in a variety of businesses.